UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2007

China Pharmaceuticals International Corporation
(Exact name of Registrant as specified in its charter)

British Virgin Islands
(Jurisdiction of incorporation or organization)

000-28879
(Commission File Number)

98-0348508
(IRS Employer Identification No.)

Suite A, 22/F, Noble Center, 3rd Fu Zhong Road, Fu Tian District,
518026, Shen Zhen, Guang Dong Province, China
(Address of principal executive offices)

This Current Report on Form 8-K is filed by China Pharmaceuticals International, a British Virgin Islands corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 1, 2007, Li Xinggui resigned as a member of the Board of Directors of the Company. There was no disagreement or dispute between Mr. Xinggui and the Company which led to his resignations.

On August 1, 2007, TAI Ching Nam resigned as a Excutive Vice President of the Company. There was no disagreement or dispute between Mr. Nam and the Company which led to his resignations.

On August 1, 2007 Ms. Fu Li was appointed as a director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PHARMACEUTICALS INTERNATIONAL CORPORATION

Date: September 14, 2007	By:	/s/ FAN Di
FAN Di President (Chief Executive Officer), Acting Financial Officer

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